Exhibit 13.1

Chief Executive Officer Certification

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

In connection with the Annual Report on Form 20-F of BIT Mining Limited (the “Company”) for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Xianfeng Yang, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:April 14, 2021

By:	/s/ Xianfeng Yang
Name: Xianfeng Yang
Title: Chief Executive Officer